SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 10, 2002

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-26138	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Mount Kemble Avenue, Morristown, New Jersey	07960-6767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(973) 425-1200

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.  Changes in Registrant’s Certifying Accountant.

                Dendrite International, Inc. (the “Company”), a New Jersey corporation, dismissed Arthur Andersen LLP (“Andersen”) as its independent auditor and engaged Ernst & Young LLP as its independent auditor for fiscal 2002, effective April 4, 2002. The decision to dismiss Andersen was approved by the Company’s Board of Directors and its Audit Committee.

                The reports of Andersen on the Company’s financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                During the years ended December 31, 2001 and 2000 and through April 4, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to such disagreements in its reports. During the years ended December 31, 2001 and 2000 and through April 4, 2002, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

                The Company requested Andersen to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter is filed as Exhibit 16 to this Form 8-K.

                During the years ended December 31, 2001 and 2000 and through April 4, 2002, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

               (c)  Exhibits.

16	Letter of Arthur Andersen LLP regarding change in independent public accountants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2002	DENDRITE INTERNATIONAL, INC. By: CHRISTINE A. PELLIZZARI —————————————— Name: Christine A. Pellizzari Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

16	Letter of Arthur Andersen LLP regarding change in independent public accountants